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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 March 13, 1995
                                 --------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                      Pacific Real Estate Investment Trust
                      ------------------------------------
                          (Exact name of registrant as
                            specified in its charter)


   0-8725                          California                   94-1572930
   ------                         ------------                 ------------
(Registration                   (State or Other               (IRS Employer
   file                         Jurisdiction of              Identification
  Number)                       Incorporation)                   Number)


                 1010 El Camino Real #210, Menlo Park  CA 94025
                 ----------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:

                                 (415) 327-7147


                    (800) 366-6707...Wats line for all states


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) The Trust was organized to acquire, manage and ultimately sell income-producing real properties. In the course of its business, LAKESHORE PLAZA, located in San Francisco, California, was sold on March 13, 1995.

TERMS OF ORIGINAL ACQUISITION

     On October 1991, the Trust acquired an option to purchase Lakeshore Plaza Shopping Center for $326,000. The Trust acquired the property in June 17, 1992 and was in the process of redeveloping the property. The purchase price was $13,065,000. The Trust's mortgage loan encumbering the property owned by the Trust was a first from Lincoln National for $16,600,000 and a second from Yale University for $4,000,000.


TERMS OF DISPOSITION AND FINANCING

     Lakeshore Plaza Shopping Center was sold for $31,292,000. After payment of the existing first and second loan balances of approximately $15,879,655 and $4,020,000, respectively, estimated expense related to the sale of $1,750,000 and a assumption charge of $158,000 the proceeds to the Trust were approximately $9,500,000.

CARRYING AMOUNT AT DATE OF SALE

     At the date of sale, the carrying amount of land and improvements and note payable discount and deferred refinancing fees for financial statement purposes was $31,292,000.

LOSS ON SALE

     The loss on sale of Lakeshore Plaza Shopping Center of $4,400,000 was recognized in 1994 as a loss on impairment of property value.
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial statements.

     Not applicable.

(b)  Pro forma Financial Information.

     Historical financial information and pro forma financial information relating to the sale of Lakeshore Plaza Shopping Center will be included within 30 days of this Form 8-K.

(c)  Exhibits.

     Upon their receipt the Trust will amend its Form 8-K to include the disposition documents for Lakeshore Plaza Shopping Center.





     /s/ Wilcox Patterson                         March 27, 1995
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     Wilcox Patterson                             Date


     /s/ Robert Ch. Gould                         March 27, 1995
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     Robert Ch. Gould                             Date


     /s/ Harry E. Kellogg                         March 27, 1995
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     Harry E. Kellogg                             Date